U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                December 5, 1997
                Date of Report (Date of earliest event reported)


                     PELICAN PROPERTIES INTERNATIONAL, CORP.
                 (Name of Small Business Issuer in its Charter)

                           Commission file No: 0-023075

                 Florida                                 65-0616879
     (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
     Incorporation or Organization)


               38801 OVERSEAS HIGHWAY, BIG PINE KEY, FLORIDA 33043 (Address of Principal Executive Offices, including Zip Code)


                                 (305) 872-2217
                           (Issuer's Telephone Number)



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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         (a) On December 5, 1997, Pelican Properties International, Inc. (the "Company") advised Garcia, Espinosa, Miyares & Company ("Garcia") that it would not be appointed as the Company's auditors for the year ended December 31, 1997. The board of directors approved the Company's decision not to appoint Garcia as the Company's auditors for the year ended December 31, 1997 on December 5, 1997.

         (b) During either of the two most recent fiscal years Garcia's reports on the Company's financial statements have not contained adverse opinions or disclaimers of opinion. During either of the two most recent fiscal years there have not been any disagreements between Garcia and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events between Garcia and the Company.

         (c) The Company delivered a copy of this Form 8-K/A report to Garcia on April 3, 1998. The Company has attached as an Exhibit hereto, a letter from Garcia addressed to the Securities and Exchange Commission stating that it agrees with the statements made by the Company in response to Item 4 hereof.

         (d) On December 5, 1997, the Board of Directors of the Company appointed Morrison, Brown, Argiz & Company as independent auditors of the Company for the fiscal year ended December 31, 1997.

         (e) The Company delivered a copy of this Form 8-K/A report to Morrison, Brown, Argiz & Company on April 3, 1998. The Company has attached as an exhibit hereto a letter from Morrison, Brown, Argiz & Company addressed to the Securities and Exchange Commission wherein Morrison, Brown, Argiz & Company acknowledges that it has read and agrees with the statements made by the Company pursuant to Item 4 hereof.



ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS

         (c)      Exhibits:

                  16.1 Letter of Garcia, Espinosa, Miyares & Company pursuant to
Item 304(a)(3) of Regulation S-B to be filed by amendment.

                  16.2 Letter of Morrison, Brown, Argiz & Company pursuant to Item 304(a)(2) of Regulation S-B.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PELICAN PROPERTIES INTERNATIONAL, INC.


                                   By:      /S/ Timothy M. Benjamin
                                            -----------------------------------
                                            Timothy M. Benjamin, CFO/Treasurer


DATED: April 13, 1998